Exhibit 1.2

GE DEALER FLOORPLAN MASTER NOTE TRUST
ASSET BACKED NOTES

TERMS AGREEMENT
(SERIES 2012-3)

Dated:    July 25, 2012

To:	CDF Funding, Inc.

General Electric Capital Corporation

Re:	Underwriting Agreement, dated July 25, 2012, among CDF Funding, Inc., General Electric Capital Corporation and the Representatives referred to therein

1.	Offered Notes.

The notes described below in this Section 1 are the “Offered Notes” for the purpose of this Terms Agreement and for purposes of the above-referenced Underwriting Agreement (the “Underwriting Agreement”). The Underwriting Agreement is incorporated herein and made a part hereof. The Offered Notes are the Series 2012-3 Notes that will be issued by GE Dealer Floorplan Master Note Trust.

Class	Principal Amount	Interest Rate	Final Maturity Date

A	$600,000,000	One month LIBOR plus 0.49% per year	June 20, 2017

B	$12,632,000	One month LIBOR plus 0.90% per year	June 20, 2017

2.	Underwriters

The Underwriters named below are the “Underwriters” for the purpose of this Terms Agreement and for the Underwriting Agreement.

Class A Underwriters

Merrill Lynch, Pierce, Fenner & Smith Incorporated

RBC Capital Markets, LLC

RBS Securities Inc

Toussaint Capital Partners, LLC

1	GEDFMNT 2012-3: Terms Agreement

Class B Underwriters

Merrill Lynch, Pierce, Fenner & Smith Incorporated

RBC Capital Markets, LLC

RBS Securities Inc

Toussaint Capital Partners, LLC

3.	Underwriting Allotment

Underwriting Allotment	Class A	Class B

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$252,000,000	$5,305,440

RBC Capital Markets, LLC	$252,000,000	$5,305,440

RBS Securities Inc.	$60,000,000	$1,263,200

Toussaint Capital Partners, LLC	$36,000,000	$757,920

Total Amount	$600,000,000.00	$12,632,000.00

4.	Purchase Price, Discounts and Concessions

	Class A	Class B
Gross Purchase Price	100%	100%

Underwriting Discount	0.260%	0.260%

Net Purchase Price	99.740%	99.740%

Maximum Dealer Selling Concessions	0.156%	0.156%

Maximum Dealer Reallowance Discounts	0.078%	0.078%

5.	Date of Sale

July 25, 2012 (the date the first Contract of Sale was entered into as designated by the Representatives).

2	GEDFMNT 2012-3: Terms Agreement

The Underwriters agree, severally and not jointly, to purchase the Offered Notes subject to the terms and provisions of this Terms Agreement and the Underwriting Agreement.

MERRILL LYNCH, PIERCE,
FENNER & SMITH, INCORPORATED,
for itself and as a Representative

By:	/s/ Carl W. Anderson
Name:	Carl W. Anderson
Title:	Director

RBC CAPITAL MARKETS, LLC,
for itself and as a Representative

By:	/s/ Martin Akguc
Name:	Martin Akguc
Title:	Authorized Signatory

S-1	GEDFMNT 2012-3: Terms Agreement

Accepted and Agreed:

CDF Funding, inc.

By:	/s/ John E. Peak
Name: John E. Peak
Title: Vice President

General Electric Capital Corporation

By:	/s/ Thomas A. Davidson
Name: Thomas A. Davidson
Title: Attorney-in-Fact

S-2	GEDFMNT 2012-3: Terms Agreement